Exhibit 99.1


        National Atlantic Reports Second Quarter 2007 Financial Results

    Second Quarter Highlights:

    --  Fully diluted EPS $0.10 vs. $0.26 for the three months ended
        June 30, 2006

    -- Increase in the frequency of vehicle damage claims (both property damage liability and collision) reported to the Company during the three months ended June 30, 2007

    -- Total policies-in-force grow by 9.7% for the first six months of 2007

    -- Homeowners direct written premiums up 27% for the three month period ended June 30, 2007 vs. 2006

    -- Commercial lines direct written premiums up 23.5% for the three month period ended June 30, 2007 vs. 2006

    -- Low-cost BlueStar Car Insurance(SM) auto insurance product is successfully launched

    -- Company on track to underwrite New Jersey workers' compensation insurance in 3Q07

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    FREEHOLD, N.J.--(BUSINESS WIRE)--Aug. 8, 2007--National Atlantic
Holdings Corporation (Nasdaq: NAHC), a provider of specialized property-casualty insurance products and related insurance services based in Freehold, N.J., today announced financial results for the second quarter and six months ended June 30, 2007.

    Net income for the three months ended June 30, 2007 was $1.2 million or $0.10 per share (diluted), compared with $3.0 million or $0.26 per share (diluted) for the same period in 2006. Net income for the six months ended June 30, 2007 was $5.1 million or $0.45 per share (diluted), compared with $7.0 million or $0.61 per share (diluted) for the same period in 2006.

    Diluted earnings per share for the three months ended June 30, 2007 were based on weighted average common shares (diluted) of 11,312,592 compared with weighted average common shares (diluted) of 11,479,400 for the three months ended June 30, 2006. Diluted earnings per share for the six months ended June 30, 2007 were based on weighted average common shares (diluted) of 11,309,215 compared with weighted average common shares (diluted) of 11,444,546 for the six months ended June 30, 2006. Book value per share at June 30, 2007 increased $0.33 to $13.90 from $13.57 at December 31, 2006.

    Total revenues for the three months ended June 30, 2007 increased by $2.4 million, or 5.6%, to $45.4 million from $43.0 million for the three months ended June 30, 2006. Total revenues for the six months ended June 30, 2007 increased by $3.7 million, or 4.3%, to $89.9 million from $86.2 million for the six months ended June 30, 2006.

    "The launch of our low-cost BlueStar Car Insurance(SM) product is off to an excellent start," said James V. Gorman, Chairman and Chief Executive Officer. "BlueStar Car Insurance(SM) complements our packaged High Proformance Policy and has given us greater reach into the New Jersey personal auto marketplace. Since our Partner Agents began marketing this product in late March, their efforts have produced $5 million in annualized premiums as of June 30, 2007," he said.

    Premiums

    For the three months ended June 30, 2007, direct written premiums decreased by $1.1 million, or 2.1%, to $51.4 million from $52.5 million in the comparable 2006 period. For the six months ended June 30, 2007, direct written premiums increased by $2.9 million, or 3.2%, to $92.7 million from $89.8 million in the comparable 2006 period.

    Net written premiums for the three months ended June 30, 2007 decreased by $1.5 million, or 3.0%, to $47.7 million from $49.2 million in the comparable 2006 period. Net written premiums for the six months ended June 30, 2007 increased by $1.3 million, or 1.5%, to $85.8 million from $84.5 million in the comparable 2006 period.

    Net earned premiums for the three months ended June 30, 2007 increased by $2.3 million, or 6.0%, to $40.8 million from $38.5 million in the comparable 2006 period. Net earned premiums for the six months ended June 30, 2007 increased by $3.1 million, or 4.0%, to $80.4 million from $77.3 million in the comparable 2006 period.

    Line of Business Data

    The table below shows our revenues in each of our lines of business for the periods indicated and the year-over-year percentage changes.

             Direct Written Premiums by Line of Business
                            (in thousands)

                                   For the three months ended June 30,

                                   -----------------------------------
                                                    Increase/  Change
Direct Written Premiums              2007    2006   (Decrease)    %
---------------------------------- -------- ------- ------------------
                                            ($ in thousands)

Private Passenger Automobile        $30,677 $35,951   $(5,274) (14.7%)
Homeowners                            9,995   7,868     2,127   27.0%
Commercial Lines                     10,731   8,688     2,043   23.5%
                                   -------- ------- ------------------
                                    $51,403 $52,506   $(1,103)  (2.1%)
                                   ======== ======= ==================


                                    For the six months ended June 30,

                                    ----------------------------------
                                                    Increase/  Change
Direct Written Premiums              2007    2006   (Decrease)    %
----------------------------------- ------- ------- ------------------
                                             ($ in thousands)

Private Passenger Automobile        $54,382 $61,152   $(6,770) (11.1%)
Homeowners                           16,973  12,386      4,587   37.0%
Commercial Lines                     21,332  16,300      5,032   30.9%
                                    ------- ------- ------------------
                                    $92,687 $89,838   $  2,849    3.2%
                                    ======= ======= ==================


               Net Earned Premiums by Line of Business
                            (in thousands)

                                   For the three months ended June 30,

                                   -----------------------------------
                                                     Increase/  Change
Net Earned Premiums                  2007     2006   (Decrease)   %
---------------------------------- --------- ------- -----------------
                                            ($ in thousands)

Private Passenger Automobile         $25,763 $27,207   $(1,444) (5.3%)
Homeowners                             7,205   4,833     2,372  49.1%
Commercial Lines                       7,798   6,424     1,374  21.4%
                                   --------- ------- -----------------
                                     $40,766 $38,464   $ 2,302   6.0%
                                   ========= ======= =================


                                     For the six months ended June 30,

                                     ---------------------------------
                                                     Increase/  Change
Net Earned Premiums                   2007    2006   (Decrease)   %
------------------------------------ ------- ------- -----------------
                                             ($ in thousands)

Private Passenger Automobile         $51,658 $55,758   $(4,100) (7.4%)
Homeowners                            13,962   9,160     4,802  52.4%
Commercial Lines                      14,739  12,392     2,347  18.9%
                                     ------- ------- -----------------
                                     $80,359 $77,310   $ 3,049   4.0%
                                     ======= ======= =================


    Net Investment Income

    Net investment income for the three months ended June 30, 2007 increased by $0.3 million, or 7.5%, to $4.3 million from $4.0 million in the comparable 2006 period.

    Net investment income for the six months ended June 30, 2007 increased by $0.7 million, or 9.0%, to $8.5 million from $7.8 million in the comparable 2006 period. Our average book yield to maturity as of June 30, 2007 and 2006 was 5.65% and 5.67%, respectively.

    Loss and loss adjustment expenses incurred

    Aggregate loss and loss adjustment expenses for the three months ended June 30, 2007 increased by $3.9 million, or 15.5%, to $29.1 million from $25.2 million in the comparable 2006 period. As a percentage of net earned premiums, losses and loss adjustment expenses incurred for the three months ended June 30, 2007 was 71.3% compared to 65.5% for the three months ended June 30, 2006. This increase is due to an increase in the number of auto physical damage claims reported to the Company during the three months ended June 30, 2007, partially offset by favorable reserve development from prior years.

    Aggregate loss and loss adjustment expenses for the six months ended June 30, 2007 increased by $4.3 million, or 8.5%, to $54.7 million from $50.4 million in the comparable 2006 period. As a percentage of net earned premiums, losses and loss adjustment expenses incurred for the six months ended June 30, 2007 was 68.0% compared to 65.2% for the six months ended June 30, 2006.

    Conference Call Details

    The Company will host an investor conference call the morning of August 8, 2007 at 10:30 a.m. Eastern Time (ET). Following a brief presentation by management, participants will have the opportunity to ask questions.

    The conference call can be accessed by dialing 866-454-4203 (U.S. callers) or 913-312-6693 (international callers). Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call. The conference call can also be accessed via webcast through the Company's web site at www.national-atlantic.com.

    The teleconference will be recorded and a replay will be available from 1:30 p.m. ET on Wednesday, August 8, 2007 until midnight ET on Sunday, August 12, 2007. To access the replay by telephone, dial 888-203-1112 (U.S. callers) or 719-457-0820 (international callers) and specify passcode 2488826. The teleconference will also be archived on the Investor Relations section of NAHC's website at www.national-atlantic.com.

    About NAHC:

    National Atlantic Holdings Corporation (NAHC) and its subsidiaries provide property and casualty insurance and insurance-related services to individuals, families and businesses in the State of New Jersey.

    The Company's insurance products are designed to attract a broad spectrum of New Jersey residents for their private passenger automobile, homeowners, and personal excess ("umbrella") and specialty property liability coverage. For businesses, the Company offers a range of commercial insurance products, including commercial property, commercial general liability, and business auto, as well as claims administrative services to self-insured corporations.

    National Atlantic distributes its products exclusively through independent insurance agents, known as "Partner Agents," who are required to become shareholders in National Atlantic in order to represent the Company as an agent. The Company offers insurance products through its subsidiaries, Proformance Insurance Company and Mayfair Reinsurance Company, and insurance-related services through Riverview Professional Services and the National Atlantic Insurance Agency.

    Safe Harbor Statement Regarding Forward-Looking Statements

    Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.


       NATIONAL ATLANTIC HOLDINGS CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)

                                               June 30,     December
                                                               31,
                                              -----------  -----------
                                                 2007         2006
                                              (Unaudited)  (Unaudited)
                                              -----------  -----------

Investments:
    Fixed maturities held-to-maturity (fair
     value at June 30, 2007 and December 31,
     2006 was $40,537 and $41,401,
     respectively)                              $ 42,150     $ 42,168
    Fixed maturities available-for-sale
     (amortized cost at June 30, 2007 and
     December 31, 2006 was $294,973 and
     $275,810, respectively)                     291,937      273,724
    Equity securities (cost at June 30, 2007
     and December 31, 2006 was $459 and
     $2,288, respectively)                           431        2,427
    Short-term investments (cost at June 30,
     2007 and December 31, 2006, was $453 and
     $453, respectively)                             453          453

                                              -----------  -----------

           Total investments                     334,971      318,772
Cash and cash equivalents                         11,188       26,288
Accrued investment income                          4,341        4,122
Premiums receivable - net                         54,453       49,976
Reinsurance recoverables and receivables          21,144       26,914
Deferred acquisition costs                        18,539       18,601
Property and equipment - net                       2,784        1,988
Other assets                                       6,380        6,169
                                              -----------  -----------

Total assets                                    $453,800     $452,830
                                              -----------  -----------

Liabilities and Stockholders' Equity:

Liabilities:
Unpaid losses and loss adjustment expenses      $182,968     $191,386
Unearned premiums                                 91,645       85,523
Accounts payable and accrued expenses              2,710        2,420
Deferred income taxes                              8,915        9,967
Income taxes payable                                 359        3,026
Other liabilities                                 12,610        9,620
                                              -----------  -----------

            Total liabilities                    299,207      301,942
                                              -----------  -----------


Commitments and Contingencies:                         -            -
                                              -----------  -----------
Stockholders' equity:
Common Stock, no par value (50,000,000 shares
 authorized; 11,361,290 shares issued and
 11,123,284 shares outstanding as of June 30,
 2007, respectively; 11,288,190 shares issued
 and 11,121,941 shares outstanding as of
 December 31, 2006, respectively)                 97,753       97,570
Retained earnings                                 61,866       56,735
Accumulated other comprehensive loss              (2,392)      (1,694)
Common stock held in treasury, at cost
 (238,006 shares and 166,249 shares held as
 of June 30, 2007 and December 31, 2006,
 respectively)                                    (2,634)      (1,723)
                                              -----------  -----------

           Total stockholders' equity            154,593      150,888
                                              -----------  -----------

Total liabilities and stockholders' equity      $453,800     $452,830
                                              -----------  -----------


       NATIONAL ATLANTIC HOLDINGS CORPORATION AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
            (in thousands, except earnings per share data)

                        For the three months     For the six months
                            ended June 30,          ended June 30,

                       ----------------------- -----------------------
                          2007        2006        2007        2006
                       (Unaudited) (Unaudited) (Unaudited) (Unaudited)

                       ----------- ----------- ----------- -----------

Revenue:
  Net premiums earned      $40,766     $38,464     $80,359     $77,310
  Net investment
   income                    4,262       4,000       8,530       7,789
  Net realized
   investment (losses)
   gains                      (19)         113         250         298
  Other income                 414         421         733         793

                       ----------- ----------- ----------- -----------

         Total revenue      45,423      42,998      89,872      86,190

                       ----------- ----------- ----------- -----------



Costs and Expenses:
  Loss and loss
   adjustment expenses
   incurred                 29,146      25,240      54,668      50,386
  Underwriting,
   acquisition and
   insurance related
   expenses                 13,601      12,388      26,171      24,048
  Other operating and
   general expenses            855         772       1,415       1,191

                       ----------- ----------- ----------- -----------

         Total costs
          and expenses      43,602      38,400      82,254      75,625

                       ----------- ----------- ----------- -----------

Income before income
 taxes                       1,821       4,598       7,618      10,565
Provision for income
 taxes                         646       1,571       2,487       3,553

                       ----------- ----------- ----------- -----------

Net Income                 $ 1,175     $ 3,027     $ 5,131     $ 7,012

                       ----------- ----------- ----------- -----------



Net income per share
 Common Stock - Basic      $  0.11     $  0.27     $  0.46     $  0.63
Net income per share
 Common Stock -
 Diluted                   $  0.10     $  0.26     $  0.45     $  0.61


       NATIONAL ATLANTIC HOLDINGS CORPORATION AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                            (in thousands)

                                                 For the six months
                                                    ended June 30,
                                               -----------------------

                                                  2007        2006
                                               (Unaudited) (Unaudited)
                                               ----------- -----------

Net Income                                         $5,131     $ 7,012

Other comprehensive loss - net of tax:
  Net holding (losses) arising during the
   period                                            (619)     (2,556)
  Reclassification adjustment for realized
   (gains) losses included in net income             (109)        316
  Amortization of unrealized loss recorded on
   transfer of fixed income securities to
   held-to-maturity                                    30          46
                                               ----------- -----------

           Total other comprehensive loss            (698)     (2,194)
                                               ----------- -----------

Comprehensive Income                               $4,433     $ 4,818


                          EARNINGS PER SHARE
                     AND BOOK VALUE CALCULATIONS

                   For the three months     For the six months ended
                       ended June 30,                June 30,
                 ------------------------- ---------------------------

                     2007         2006         2007          2006
                 ------------ ------------ ------------- -------------

Net Income
 applicable to
 common
 stockholders    $  1,174,538 $  3,027,259 $  5,130,768  $  7,011,953

Weighted average
 common shares -
 basic             11,122,472   11,250,350   11,119,933    11,215,496
Effect of
 dilutive
 securities:
Options               190,120      229,050      189,282       229,050
                 ------------ ------------ ------------- -------------

Weighted average
 common shares -
 diluted           11,312,592   11,479,400   11,309,215    11,444,546
                 ------------ ------------ ------------- -------------

Basic Earnings
 Per Share       $       0.11 $       0.27 $       0.46  $       0.63
                 ------------ ------------ ------------- -------------

Diluted Earnings
 per Share       $       0.10 $       0.26 $       0.45  $       0.61
                 ------------ ------------ ------------- -------------


                  Book Value  Book Value     Net Tangible Book Value
                    As of        As of         As of         As of
                   June 30,   December 31,   June 30,    December 31,
                 ------------ ------------ ------------- -------------

                     2007         2006         2007          2006
                 ------------ ------------ ------------- -------------

Total
 Shareholders
 Equity          $154,593,528 $150,888,328 $154,593,528  $150,888,328
                 ------------ ------------ ------------- -------------
Less: Deferred
 Acquisition
 Cost Asset
 (DAC)                      -            -  (18,539,371)  (18,601,390)
                 ------------ ------------ ------------- -------------
Shareholders
 Equity - net     154,593,528  150,888,328  136,054,157   132,286,938
Total Common
 Shares
 Outstanding       11,123,284   11,121,941   11,123,284    11,121,941
                 ------------ ------------ ------------- -------------

Book Value       $      13.90 $      13.57 $      12.23  $      11.89

MULTIMEDIA AVAILABLE:
http://www.businesswire.com/cgi-bin/mmg.cgi?eid=5466740


    CONTACT: National Atlantic Holdings Corporation
             Frank J. Prudente, 732-665-1145
             Executive Vice President, Treasurer and
             Chief Accounting Officer